UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2009

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 9, 2009, Charlotte Russe Holding, Inc. committed to submit its Stockholder Rights Plan to its stockholders for approval at its 2010 annual meeting of stockholders, but no later than April 9, 2010.

IMPORTANT INFORMATION: Charlotte Russe Holding, Inc. filed a definitive proxy statement with the U.S. Securities and Exchange Commission on March 23, 2009 relating to Charlotte Russe’s solicitation of proxies from the stockholders of Charlotte Russe with respect to the Charlotte Russe 2009 annual meeting of stockholders. Charlotte Russe and its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of proxies for the 2009 annual meeting. The proxy statement contains detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Charlotte Russe’s stockholders. Charlotte Russe has filed a proxy statement and other relevant documents, including a white proxy card. CHARLOTTE RUSSE ADVISES SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN AND WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Charlotte Russe’s proxy statement and other relevant documents may be obtained without charge from the SEC’s website at www.sec.gov and from Charlotte Russe at www.charlotterusse.com. You may also obtain a free copy of Charlotte Russe’s definitive proxy statement by writing to the Corporate Secretary at 4645 Morena Boulevard, San Diego, California 92117.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/s/ Frederick G. Silny
Frederick G. Silny Chief Financial Officer, Principal Accounting Officer, Executive Vice President, Corporate Secretary and Treasurer

Date: April 10, 2009